Exhibit 10.6(b)

TRUST AGREEMENT FOR

SUPPLEMENTAL RETIREMENT PLAN

FOR EXECUTIVES OF EQUIFAX INC.

(Effective As of September 16, 2011)

This Trust Agreement made and entered into as of the 16th day of September, 2011 by and between EQUIFAX INC., a Georgia corporation (hereinafter referred to as the “Company”), and WELLS FARGO BANK, N.A (hereinafter referred to as “Trustee”).

WITNESSETH:

WHEREAS, the Company has adopted the Supplemental Retirement Plan for Executives of Equifax Inc., as amended and restated effective as of January 1, 2005, and as further amended (the “Plan”), such Plan constituting a non-qualified deferred compensation plan;

WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to employees (and former employees) participating in such Plan and their beneficiaries (collectively hereinafter referred to as “Participants”);

WHEREAS, the Company hereby establishes a trust (hereinafter referred to as the “Trust”) and shall contribute to the Trust assets that are held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to Participants in such manner and at such times as specified in the Plan and this Trust Agreement;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

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WHEREAS, it is the intention of the Company to make contributions to the Trust (hereinafter referred to as “Contributions”) on the terms set forth in the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby agree to establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION I

ESTABLISHMENT OF TRUST

(a)	The Company hereby appoints the Trustee as trustee and deposits with Trustee in trust, One Thousand Dollars ($1,000) which constitutes the initial principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)	The Trust hereby established shall be irrevocable.

(c)	The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

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(d)	The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of paying benefits to Participants and of general creditors of the Company as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants against the Company and as provided in subsection (b) of Section XIV, shall not be assignable or transferable or subject to the claims of creditors of Participants. Any assets held by the Trust will be subject to the claims of general creditors of the Company under federal and state law in the event of Insolvency, as defined in Section III(a) herein.

(e)	Notwithstanding anything in this Agreement to the contrary, the Trustee shall be accountable for all property and Contributions received, but the Trustee shall have no duty to see that the Contributions received are sufficient to provide for the benefits of Participants, nor, except as otherwise expressly provided herein, shall the Trustee be obligated to enforce or collect any Contributions from the Company prior to a Change in Control (as defined in Section XIII) or to give notice of any default in making Contributions to any person. Notwithstanding the foregoing, in the event of a Change in Control, the Trustee shall have the obligation to monitor, enforce and/or collect any Contributions due and owing from the Company as provided in subsections (g) and (h) below.

(f)	The Company, in its sole discretion, may at any time, and from time to time, make additional deposits of cash or other property, including Company Securities, acceptable to the Trustee, to augment the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change of Control, neither the Trustee nor any Participant shall have any right to compel additional deposits.

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(g)	Upon the occurrence of a Change in Control, the Company shall as soon as possible, but in no event later than ten (10) days following the occurrence of a Change in Control, make an additional irrevocable contribution to the Trust in cash of an amount such that, as of the date of the Change in Control, the aggregate amount held in the Trust is equal to (i) the aggregate present value of the accrued benefits to which Participants would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred (the “Accrued Benefit Amount”), and (ii) an amount sufficient to pay the expenses of operating and maintaining the Trust and managing the assets of the Trust for the following twelve (12) months, taking into consideration the expanded duties of the Trustee provided for herein. The Accrued Benefit Amount shall be equal to the amount of the liability the Company has accrued on its financial statements for the benefits accrued by Participants (vested and unvested) under the Plan as of the last day of the calendar quarter preceding the date of the Change in Control, determined in the customary manner that such liability has been calculated. Within thirty (30) days after the end of each calendar year ending after the date of the Change in Control, the Company shall irrevocably deposit cash in the Trust in an amount determined by the CIC GPAC (as defined in subsection (i) below) equal to (i) the aggregate present value (determined in the same manner as the Accrued Benefit Amount) of the additional benefits accrued by Participants pursuant to the terms of the Plan during such calendar year, and (ii) the expenses of operating and maintaining the Trust for an additional twelve (12) months, as determined by the Trustee and provided in writing to the CIC GPAC.

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(h)	If the Company fails to deposit the Accrued Benefit Amount and expenses in the Trust as required by subsection (g) within the required ten-day period, and if the Trustee has received written notice of the Change of Control, the Trustee shall, as soon as reasonably practicable after receiving written directions to commence legal action from the CIC GPAC, commence legal action to compel the Company to pay the amounts to the Trust required by subsection (g). The Company shall be obligated to contribute an additional amount to the Trust (as determined by the CIC GPAC in good faith) to pay for the costs and expenses (including legal fees) of such legal action within ten (10) days of the commencement of such action and to replenish such amount every ninety (90) days thereafter at the written direction of the CIC GPAC. As provided in Section VIII, the Trustee shall have the power and authority to hire legal counsel to pursue such action against the Company, provided that the Trustee shall review in advance the selection of such counsel with the CIC GPAC (but the Trustee shall have final authority in the selection of such counsel). The costs of such legal counsel and all other fees and expenses of any such litigation incurred by the Trustee may be charged to and paid from and shall be a lien upon the Trust until paid by the Company, provided that the Trustee has given prior written notice to the CIC GPAC of the retention of such counsel.

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(i)	As set forth in this Trust Agreement, immediately upon a Change in Control, certain duties and responsibilities of the Company shall be transferred to the Trustee and the CIC GPAC. The CIC GPAC shall mean those specific persons who constituted the members of the “Group Plans Administrative Committee” (or successor committee to such Committee) of the Company immediately prior to the Change in Control (such Committee is referred to herein as the “CIC GPAC”). After a Change in Control, the CIC GPAC shall have the authority and responsibility set forth in this Trust Agreement. In the event that, following a Change in Control, an individual member or members resigns from the CIC GPAC or is unable to continue to serve due to death or disability, then the remaining member or members shall appoint a successor, who may or may not be a Participant. If the remaining member or members do not appoint a successor member within 45 days after receiving notice of the resignation or inability to serve of a member, then the entity then serving as Trustee will have the power to designate a successor who must, however, be a Participant. In making such designation, such Trustee shall select the Participant or Participants who have the greatest present value of accrued benefits (determined in the same manner as the Accrued Benefit Amount) remaining due under the Plan as of the date of such designation.

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SECTION II

PAYMENTS TO PARTICIPANTS

(a)	The Company shall deliver, or cause to be delivered, to Trustee from time to time schedules (the "Payment Schedules") that indicate the amounts payable in accordance with the terms of the Plan to each Participant, that provide a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under such Plan), and the time of commencement and termination of payment of such amounts. The Company may from time to time amend the Payment Schedules then in effect or substitute new Payment Schedules in accordance with the Participants’ elections under the Plan. Prior to a Change in Control, Trustee shall make such payments to Participants in accordance with the Payment Schedules as may be directed by the Company and to the extent assets are available. Prior to a Change in Control, the Company shall have the right to add additional plans to this Trust, to add additional Participants to the Plan and to provide for the participation of additional employers (hereinafter “Participating Employers”) in the Trust. Upon a Change in Control, the Company shall not have the right to add additional plans to the Trust, to add additional Participants to the Plan or to provide for the participation of additional Participating Employers in the Trust, except with the prior written consent of the CIC GPAC. The Trustee shall, in accordance with the written instructions of the Company withhold and report any federal, state or local taxes that may be required to be withheld and reported with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. In addition, the Trustee shall be authorized to pay any federal, state or local taxes to any governmental body that presents a tax deficiency notice to the Trustee with respect to the income or assets of the Trust. The Company shall deliver to the Trustee each year a schedule which specifies the amount of taxes to be withheld, if any, with respect to benefit payments to be made hereunder. The Trustee shall be entitled to rely without further inquiry on the written instructions of the Company as to all tax reporting and withholding requirements.

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(b)	Prior to a Change in Control, the entitlement of a Participant to benefits under the Plan shall be determined in accordance with the terms of the Plan by the Company, the Plan Administrator or such other party (other than the Trustee) as the Company shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

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(c)	The Company may make payment of benefits directly to Participants as they become due in accordance with the Payment Schedules, and if such payments occur prior to a Change in Control, the Trustee shall upon written request by the Company and evidence satisfactory to the Trustee that such payments have been made, reimburse the Company from the Trust to the extent assets are available for the amount of such payments. The Company shall notify Trustee of its decision to make payment of benefits directly, prior to the time amounts are payable to Participants. In addition, if the principal of the Trust and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company if and when such principal and earnings are not sufficient to discharge obligations currently due under the Payment Schedules and shall have no further obligation hereunder to anyone interested in the Trust, except as provided in Sections I(g) or (h) in the event of a Change in Control, in which case Trustee shall enforce on behalf of Participants the Company's obligation to make contributions as provided in Section 1(g) and I(h), and except as provided in II(d) below.

(d)	After a Change in Control:

(i)   The Trustee shall, after it has notice thereof as provided in Section XIV(d)), without direction from the Company, to the extent funds are available in the Trust for such purpose, make payments to Participants in such manner and in such amounts as the Trustee shall determine they are entitled to be paid under the Plan based on the most recent Payment Schedules furnished to the Trustee by the Company and any supplemental information furnished to the Trustee by a Participant or the CIC GPAC upon which the Trustee may reasonably rely in making such determination. The Trustee shall have the power to interpret the provisions of the Plan and this Agreement in making its determination.

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(ii)   The Company shall within ten (10) days of a request furnish the Trustee with such data relating to Participants as may be necessary for the Trustee to confirm or to calculate the Participants’ benefits under the Plan and shall, from time to time but not less frequently than annually, update such data for all Participants. The Company shall also provide the Trustee with such other information relating to Participants’ benefits as the Trustee may request in writing within ten (10) days of such request.

(iii)   As provided in Section VIII, the Trustee shall have the authority and power to retain actuaries, accountants, legal counsel, consultants and other agents (who may but need not be the persons providing such services to the Company) to assist it in confirming or making any benefit determinations and/or in calculating the amount of payments that are due to Participants.

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(e)	Notwithstanding anything contained in Section II of this Trust Agreement to the contrary, if at any time a tax, as a result of a Final Determination (as defined below), is payable by one or more Participants in respect of any interest in the Trust prior to payment of such interest to any such Participants, then the Trustee shall pay to any affected Participants the amount of tax so payable (to the extent of assets available in the Trust). Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a Final Determination to have been includible in gross income of a Participant prior to payment of such amount from the Trust, the Trustee shall, as soon as practicable, pay such amounts to such Participant. For purposes of this Section II(f), the Trustee shall be entitled to rely on an affidavit from a Participant to the effect that a Final Determination has occurred. A "Final Determination" means (i) an assessment of tax by the Internal Revenue Service addressed to the Participant which is not timely appealed to the courts; (ii) a final determination by the United States Tax Court or any other Federal Court, the time for an appeal thereof having expired or been waived; or (iii) an opinion by the Company's counsel, addressed to the Company and the Trustee and in form and substance satisfactory to the Trustee, to the effect that amounts held in the Trust are subject to federal income tax to the Participant prior to payment to such Participant. Notwithstanding the foregoing, no Final Determination shall be deemed to have occurred until the Trustee has actually received a copy of the assessment, court order or opinion which forms the basis thereof and such other documents as it may reasonable request. To the extent necessary to provide the Company with a tax deduction with respect to any payments made pursuant to this Section II(f), the Trustee shall establish a separate account for the benefit of each affected Participant.

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SECTION III

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

(a)	Trustee shall cease payment of benefits to Participants if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company notifies the Trustee in writing as provided in (b) below that the Company is unable to pay its debts as they become due after using reasonable efforts to pay such debts or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, as provided in Section I(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)	The Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall determine whether the Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants.

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(2)	Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency. Trustee shall have no liability for any payments to Participants after the occurrence of an Insolvency but prior to its actual knowledge thereof.

(3)	If at any time Trustee has determined that the Company is Insolvent, Trustee shall discontinue payments to and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(4)	Trustee shall resume the payment of benefits to Participants in accordance with Section II of this Trust Agreement only after Trustee has determined that the Company is not (or is no longer) Insolvent.

(c)	Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section III(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the applicable Plan for the period of such discontinuance. To the extent that there are insufficient assets in the Trust for all such payments, payments shall be made pro rata among Participants.

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SECTION IV

PAYMENTS TO THE COMPANY

Except as provided in Sections II(c), III, and XII hereof, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants pursuant to the terms of the Plan.

SECTION V

TRUSTEE'S POWERS

(a)	(i) Subject to the Company’s right to appoint an Investment Manager as provided in Section V(c) below, prior to a Change in Control, the assets of the Trust shall be held, invested and reinvested by the Trustee in accordance with written investment guidelines or directions provided by the Company (or its designee) from time to time. The Trustee shall not be under any duty to review such investment guidelines or directions or to review any securities or other property held pursuant to such guidelines or directions. After a Change in Control and upon the Trustee having notice thereof as provided in Section XIV, the Trustee shall have the exclusive authority and discretion to manage and control the Trust’s assets and the Company shall no longer have such authority and the Trustee may remove any Investment Manager appointed by the Company; provided, that, within the thirty (30) day period prior to the date of the Change in Control, the Company may provide the Trustee with general written investment guidelines that take into consideration the Change in Control and the nature and liabilities of the Plan. After a Change in Control, in investing the Trust’s assets, the Trustee shall consider: (1) the needs of the Plan; (2) the need for matching of the Trust’s assets with the liabilities of the Plan; and (3) the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries. After a Change in Control, the Trustee may hire and employ investment managers, including affiliates of the Trustee, to manage the investments of the Trust. Prior to the Trustee having notice under Section XIV that a Change in Control has occurred, the Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (acceptable to the Trustee) of equal fair market value, as determined by the Company and certified to the Trustee (upon which certificate the Trustee may rely without further inquiry), for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

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(ii) If the Trust holds stock or other securities or obligations of the Company (“Company Securities”), the Company shall prior to a Change in Control have the authority to direct the Trustee to sell such Company Securities, to determine the amount of such Company Securities to sell, and to whom and the manner in which the Company Securities will be sold (including to the Company or its affiliates). After a Change in Control, the Trustee shall have the authority to determine whether to sell Company Securities and the manner in which such Company Securities will be sold. Prior to any sales of Company Securities by the Trust, the Company shall be required to comply with the registration obligations set forth in subsection (iii) below.

(iii) Within a reasonable time after the Trust acquires any Company Securities, the Company shall use reasonable efforts to effect a registration under the Securities Act of 1933 (“Securities Act”) to permit the Trustee to sell from time to time all or a portion of the Company Securities held by the Trust including, if necessary, filing with the SEC a new Registration Statement or a post-effective amendment or a supplement to an existing Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending an existing Registration Statement.

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In addition, upon the occurrence of a Change in Control, the Trustee may request the Company to file a Registration Statement to effect the registration of all or a portion of the Company Securities held by the Trust (the “Trustee Demand Registration Right”). The Trustee Demand Registration Right shall be exercised by delivery of a written notice to the Company by the Trustee. Upon delivery of such notice, the Company shall, not later than the 60th calendar day after the receipt of such a request, cause to be filed a Registration Statement providing for the registration under the Securities Act of the Company Securities which the Company has been so requested to register, to the extent necessary to permit the disposition of such Company Securities in accordance with the intended methods of distribution thereof specified in such request. The Company shall use its reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter (but in no event later than the 150th calendar day after the receipt of such a request) and to keep such Registration Statement continuously effective for a period of time necessary following the date on which such Registration Statement is declared effective to sell all the Company Securities covered by such Registration Statement, or such shorter period that will terminate when all of the Company Securities covered by such Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, any state securities or blue sky laws, or any other rules and regulations thereunder).

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The Company shall pay all Registration Expenses in connection with each registration pursuant to this subsection (iii).

In connection with any such Registration Statement, the Company shall indemnify and hold harmless the Trustee and its respective shareholders, directors, officers and employees:

(A)	against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(B)	against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(C)	against any and all reasonable expenses whatsoever, as incurred (including fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (A) or (B) above;

provided, however, that this indemnity agreement does not apply to the Trustee with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Trustee.

(b)	Subject to the subsection (a) above, Trustee shall have the following powers and authority in the administration and investment of the assets of the Trust, in addition to those vested in it elsewhere in this Trust Agreement or by law:

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(i)   Subject to directions issued by the Company prior to a Change in Control and to Section V(c) generally, to invest and reinvest the assets of the Trust, without distinction between principal and income, in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation suitable for the investment of Trust assets (including Company Securities), including federal, state and municipal tax-free obligations and other tax-free investment vehicles, mutual funds, private equity investments, private investment partnerships and similar investment vehicles (including hedge funds), insurance policies and annuity contracts, and any mutual fund maintained by the Trustee (or any affiliate) or any other bank or entity for trust investment purposes in which the Trust is eligible to invest and the provisions governing such fund shall be part of the Trust Agreement as though fully restated herein;

(ii)   To purchase, and maintain as owner, a life insurance policy or policies with respect to Participants; provided, however, that the Trustee shall not be required to purchase or take any action under a life insurance policy or policies with respect to Participants unless directed to do so by the Company prior to a Change in Control which shall designate the face amount of said policy or policies, the terms of the policy or policies and the insurance company. The Trustee shall have no duty to monitor the financial status of any such insurance company.

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(iii)   To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any security or other property at any time held except that, prior to a Change in Control, the Trustee shall have no right or obligation to take any action with respect to any insurance contract or policy unless so directed by the Company;

(iv)   At the direction of the Company, to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings provided, however, that prior to a Change in Control, the Trustee shall not be expected or required to undertake any of the foregoing unless the Trustee has received assurances from the Company satisfactory to the Trustee, of the payment or reimbursement of the payment of the expenses connected therewith; provided further that, after a Change in Control, the Trustee shall be authorized to pay such expenses out of the Trust’s assets;

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(v)   To exercise any conversion privilege (other than conversion privileges with respect to any insurance policy, which shall be exercised only upon direction of the Company prior to a Change in Control) and/or subscription right available in connection with securities or other property at any time held, to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, bank or association or to the sale, mortgage, pledge or lease of the property of any corporation, bank or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other properties so acquired;

(vi)   To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

(vii)   To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

(viii)   To employ suitable agents and legal counsel and to pay their reasonable expenses and compensation;

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(ix)   To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to combine certificates representing such securities with certificates of the same issue held by Trustee in other fiduciary or representative capacities, or to deposit securities in any qualified central depository where such securities may be held in bulk in the name of the nominee of such depository with securities deposited by other depositors, or deposit securities issued by the United States Government, or any agency or instrumentalities thereof, with a Federal Reserve Bank;

(x)   To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers; and

(xi)   To have any and all other powers or authority, under the laws of the state in which the Trustee's principal executive offices are located, relevant to performance in the capacity as Trustee.

(c)	(i) The Company may, from time to time, prior to a Change in Control by written instrument delivered to the Trustee, designate any part or all of the assets of the Trust Fund to be allocated to any one or more separate accounts (“Separate Account”). The Company shall appoint and employ upon such terms as may be satisfactory to the Company, an Investment Manager with respect to each Separate Account, and may, from time to time, direct the Trustee to reallocate assets from one Separate Account to another, or to reallocate assets to or from the Trust Fund to a Separate Account. The Trustee may rely conclusively upon a written instrument appointing an Investment Manager until such time as the Trustee receives written notice of the removal of the Investment Manager.

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(ii) If a Separate Account is established, the Company shall appoint an Investment Manager who shall execute a written instrument providing, among other things, which assets are to be allocated to the Separate Account. The Trustee shall retain custody of all assets allocated to the Separate Account, and shall act upon the instructions of the Investment Manager subject to written confirmation to complete receipt or delivery of assets in the custody of the Trustee which have been purchased or sold by the Investment Manager. If the Trustee shall have notice that a Change in Control has occurred, the Trustee may remove any Investment Manager and may also retain or liquidate or attempt to sell or otherwise liquidate any investment in any Separate Account, but the Trustee shall have no liability to the Company, any Participant or any other person arising from or relating to the retention or liquidation of such investment or the timing or manner thereof.

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(iii) Prior to a Change in Control, if the Trustee shall not have received instructions with respect to the investment of any funds of the Trust or a Separate Account, the Trustee shall invest such funds held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, or in U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of the Company or an Investment Manager regarding more permanent investment.

(iv) An Investment Manager shall have the investment powers and duties hereinabove granted to or imposed upon the Trustee in Section V with respect to any asset contained in its Separate Account.

SECTION VI

DISPOSITION OF INCOME

During the term of this Trust, all income received by the Trust, net of distributions, expenses and taxes, shall be accumulated and reinvested together with the principal of the Trust.

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SECTION VII

ACCOUNTING BY TRUSTEE

(a)	Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee, provided that, prior to a Change in Control, the Trustee may rely without further investigation on all reports of Investment Managers in the preparation of Trustee’s records required hereby. Within ninety (90) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Unless the Company objects in writing to any item in the account within ninety (90) days following its receipt thereof, such account, or so much thereof as to which no objections have been made, shall be deemed approved by the Company. After a Change in Control, the Trustee shall also provide copies of the reports regarding the operation of the Trust required by this section to the CIC GPAC and if requested to do so by the CIC GPAC, to the Participants.

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(b)	The Company shall be solely responsible for keeping and providing to the Plan Administrator accurate books and records with respect to the employees of the Company, their compensation ’ rights and benefits under the Trust. The Trustee shall not be required to keep any record or accounts with respect to any Participant, and any records or accounts required to be made under the Plan shall be the responsibility of the Company or the Plan Administrator; provided, however, the Trustee shall cooperate and coordinate with the Company and the Plan Administrator in the provision of information required for the preparation of records and accounts.

(c)	The amounts contributed to the Trust by the Company (or a Participating Employer) shall be credited to separate accounts established by the Trustee with respect to the Plan and with respect to the Company and each Participating Employer with respect to such Plan upon direction from the Company. The Trustee, at the direction of the Company, may establish such other accounts or subaccounts as may be necessary for the proper operation and administration of the Trust. The Trustee, for investment purposes only, may commingle all Trust assets and treat them as a single fund, but the records of the Trustee shall at all times show the percentages of the Trust Fund allocable to the separate accounts and subaccounts.

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SECTION VIII

RESPONSIBILITY OF TRUSTEE

(a)	Subject to Article V(c), the Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a guideline, direction, request or approval given by the Company, the Plan Administrator or any Investment Manager (or, if applicable, the CIC GPAC) which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by the Company, the Plan Administrator or any Investment Manager (or, if applicable, the CIC GPAC). In the event of a dispute between the Company and a party relating to the Trust, Trustee may apply at the expense of the Trust (including, but not limited to, the Trustee’s reasonable attorneys’ fees) to a court of competent jurisdiction to resolve the dispute.

(b)	If Trustee undertakes or defends any litigation arising in connection with this Trust, except where it is finally determined by a court of competent jurisdiction that the Trustee breached its duties under this Agreement, the Company agrees to indemnify Trustee, its directors, officers, employees and agents against Trustee's (or any of their) costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities within thirty (30) days, Trustee may obtain payment from the Trust.

(c)	Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and charge their fees to the Trust if they are not paid within thirty (30) days by the Company.

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(d)	Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)	Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is acquired or held at the direction of the Company as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy other than to a successor trustee, or to loan to any person (including the Company) the proceeds of any borrowing against such policy.

(f)	Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(g)	Trustee shall be entitled to conclusively rely upon any written notice, direction, instruction, certificate or other communication believed by it to be genuine and to be signed by the proper person or persons.

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(h)	Nothing contained in this Trust Agreement shall require Trustee to risk or expend its own funds in the performance of its duties hereunder. In the acceptance and performance of its duties hereunder, Trustee acts solely as trustee of the Trust and not in its individual capacity, and all persons, other than the Company, having any claim against Trustee related to this Trust Agreement or the actions or agreements of Trustee contemplated hereby shall look solely to the Trust for the payment or satisfaction thereof, except to the extent that Trustee has engaged in willful misconduct or negligence, or Trustee has willfully breached its obligation under this Trust Agreement.

(i)	Trustee shall not be responsible for determining whether a Change in Control (as defined in Section XIII) has occurred; provided, however, that if the Trustee has been notified in writing by the Plan Administrator of the Plan or any Participant (or his representative) that a Change in Control has occurred, Trustee shall take reasonable steps to determine whether a Change in Control has occurred. The Company shall be responsible for notifying Trustee of the occurrence of a Change in Control, and Trustee shall be entitled to rely conclusively upon such notification for all purposes hereunder without any liability or further duty with respect thereto. Any amendment or amendments that are or may be made to the Plan shall not increase the Trustee's duties hereunder without the express written consent of the Trustee.

(j)	Prior to a Change in Control, upon the written direction of the Company, the Trustee shall waive the receipt of any distribution of property made by the Company with respect to the Company Securities held in the Trust. After a Change in Control, the Trustee shall make any such determination with respect to a distribution of property on Company Securities.

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(k)	The Company shall indemnify the Trustee and defend it and hold it harmless from and against any and all liabilities, losses, claims, suits or expenses (including reasonable attorneys’ fees) of whatsoever kind and nature which may be imposed upon, asserted against or incurred by the Trustee by reason of its carrying out its responsibilities or providing services under this Trust Agreement, or its status as Trustee, or by reason of any act or failure to act under this Trust Agreement, except that Trustee shall not be indemnified for costs, expenses, and liabilities incurred by Trustee to the extent such costs, expenses and liabilities arise from Trustee’s negligence or willful misconduct in the performance of responsibilities specifically allocated to it under the Trust Agreement. If Company does not pay the costs, expenses and liabilities for which Trustee is entitled to indemnification hereunder in a reasonably timely manner, Trustee may obtain payment from the Trust. This paragraph shall survive the termination of this Trust Agreement.

(i)	The Company shall indemnify and hold harmless each member of the CIC GPAC and any employees of the Company providing services with respect to the Plan and Trust against any and all liabilities, losses, claims, suits or expenses (including reasonable attorneys’ fees) of whatsoever kind and nature, arising out of their membership on the CIC GPAC or any actions taken as a member of the CIC GPAC, or as an employee performing services with respect to the Plan or Trust, excepting only such costs, expenses or liabilities arising from the member’s or employee’s negligence or willful misconduct.

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 SECTION IX

COMPENSATION AND EXPENSES OF TRUSTEE

The Company shall pay all administrative fees of the Plan and Trust and Trustee's fees and expenses. If not paid by the Company within thirty (30) days of being invoiced, the fees and expenses shall be paid from the Trust, and until paid shall constitute a lien against the Trust. Trustee shall be entitled to compensation for its services as Trustee as the Company and Trustee agree upon from time to time and if such compensation is not paid by the Company within thirty (30) days of being invoiced, it shall constitute a lien against the Trust until paid.

SECTION X

RESIGNATION AND REMOVAL OF TRUSTEE

(a)	Trustee may resign at any time by written notice to the Company and if a Change in Control has occurred, by also providing written notice to the CIC GPAC, which resignation shall be effective sixty (60) days after receipt of such notice by the Company, unless the Company and Trustee agree otherwise.

(b)	Prior to a Change in Control, Trustee may be removed by the Company at any time by written notice to Trustee, which shall be effective sixty (60) days after receipt of such notice or upon shorter notice accepted by Trustee.

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(c)	Upon a Change of Control, as defined herein, Trustee may only be removed by the CIC GPAC, which removal shall require sixty (60) days prior written notice, and the CIC GPAC shall have the authority to designate a successor Trustee as provided in Section XI.

(d)	Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The resigning or removed Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to resignation or removal. The transfer shall be completed as soon as practicable after receipt of notice of resignation, removal or transfer.

(e)	If Trustee resigns or is removed, a successor trustee shall be appointed, in accordance with Section XI hereof, by the effective date of resignation or removal under subsections (a), (b) or (c) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

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SECTION XI

APPOINTMENT OF SUCCESSOR

(a)	Prior to a Change in Control, if Trustee resigns or is removed in accordance with Sections 11(a) or 11(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon such resignation or removal; provided, that any such successor trustee shall have assets of at least $10 billion and have a significant office in Atlanta, Georgia. After a Change in Control, the CIC GPAC shall have the authority to appoint a successor Trustee. The appointment shall be effective when accepted in writing by the new Trustee, which shall have all of the rights and powers of the former Trustee. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b)	The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing trust assets, subject to Sections VII and VIII hereof. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from, any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

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SECTION XII

AMENDMENT OR TERMINATION

(a)	Except as provided in subsection (b) below:

(i)	prior to a Change in Control, this Trust Agreement may be amended by a written instrument executed by Trustee and the Company, provided that no such amendment shall conflict with the terms of the Plan, amend Sections 1(g), 1(h), 1(i) or X in a manner directly or indirectly adverse to Participants, amend or delete this subsection (a) or subsection (b) below, or make the Trust revocable; and

(ii)	the Trust shall not be terminated until all Participants have been paid all benefits to which they are entitled pursuant to the terms of the Plan, provided that any assets remaining in the Trust after satisfaction of such liabilities shall be returned to the Company.

(b)	On or after the date of a Change in Control, this Trust Agreement shall not be amended and this Trust Agreement shall not be terminated except with the prior written consent of the CIC GPAC.

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SECTION XIII

DEFINITIONS

(a)	For purposes of this Trust, a Change in Control of the Company means the occurrence of any of the following events:

(i)	Voting Stock Accumulations. The accumulation by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company’s Voting Stock; provided that for purposes of this subparagraph (i), a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company’s Voting Stock results from any acquisition of Voting Stock (A) the Compensation Committee of the Board of Directors of the Company, as constituted immediately prior to such acquisition, determines after review shall not be treated as a Change in Control for purposes of this Trust, which determination shall be made within thirty (30) days of such acquisition of Voting Stock; (B) directly from the Company that is approved by the Incumbent Board; (C) by the Company, (D) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, or (E) by any Person pursuant to a Business Combination that complies with all of the provisions of Clauses (A), (B) and (C) of subparagraph (ii); provided, further, that in the event of an accumulation by any Person of Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s Voting Stock, the exclusion from constituting a Change in Control in Clause (A) of this subparagraph (i) shall not apply; or

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(ii)	Business Combinations. Consummation of a Business Combination, unless, immediately following that Business Combination, (A) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (B) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (C) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for that Business Combination; or

(iii)	Sale of Assets. A sale or other disposition of all or substantially all of the assets of the Company; or

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(iv)	Liquidation or Dissolutions. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with all of the provisions of Clauses (A), (B), and (C) of subparagraph (ii).

(b)	Definitions: For purposes of this Section XIII, the following additional definitions will apply:

(i)	“Beneficial Ownership” means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

(ii)	“Business Combination” means a reorganization, merger or consolidation of the Company.

(iii)	“Eighty Percent (80%) Subsidiary” means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

(iv)	“Exchange Act” means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

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(v)	“Incumbent Board” means a Board of Directors at least a majority of whom consist of individuals who either are (A) members of the Company’s Board of Directors as of the Effective Date or (B) members who become members of the Company’s Board of Directors subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-third (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors. “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(vi)	“Voting Stock” means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity’s Board of Directors.

SECTION XIV

MISCELLANEOUS

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

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(b)	Except as otherwise permitted by the Plan, benefits payable to Participants under this Trust Agreement shall not be subject to assignment, pledge, alienation, transfer or other encumbrance of any kind, whether voluntary or involuntary and any purported assignment, alienation, pledge, transfer or other encumbrance shall be void and unenforceable against the Plan, the Company and the Trust; the Participants’ benefits shall not be subject to legal and equitable process, claims of creditors of the Participants, tort claims, or attachment for the payment of any claim against any Participant or other person entitled to receive such benefits.

(c)	This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Nothing in this Trust Agreement shall be construed to subject the Trust to the Employee Retirement Income Security Act of 1974, as amended.

(d)	The Company shall be required to notify the Trustee in writing of a Change in Control. The Trustee shall not be charged with actual knowledge of a Change in Control until it has received notice, in writing, of such Change in Control.

(e)	Every direction or notice authorized hereunder shall be deemed delivered to the Company or the Trustee as the case may be:

(i)	on the date it is personally delivered to the Company or the Trustee, as provided in subsection (g) below, or

(ii)	three (3) business days after it is sent by registered or certified mail, or reliable overnight delivery service, return receipt requested, cost or postage prepaid, addressed to the Company, the Trustee or the Plan Administrator (and, if applicable, the CIC GPAC), as provided in subsection (g) below.

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(f)	The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Company or any Investment Manager with respect to any instruction, direction or approval of the Company or any Investment Manager required or permitted hereunder, and shall also be protected in relying upon the certification until a subsequent certification is filed with the Trustee. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the information contained therein.

(g)	Communications under this Trust Agreement shall be in writing and shall be sent to the following addresses:

Trustee:	Wells Fargo Bank, NA
One West Fourth Street, 5th Floor
Winston-Salem, NC 27101

ATTN: Executive Benefits Group

Company:	Equifax Inc.
1550 Peachtree Street
Atlanta, GA 30309
ATTN: Senior Vice President and
Treasurer

After a CIC, a Copy Shall Be Sent To:

CIC GPAC at Address To Be Provided

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(h)	This Trust Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors, transferors and assigns. In addition, the Company will require any successor to, or transferor of, all or substantially all of the business and/or assets of the Company or stock of the Company to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(i)	This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.

(j)	The provisions of subsection (b) of Section VIII and Section IX shall survive the termination of this Agreement. The inclusion of this subsection does not imply that any other Section or subsection does not survive the termination of this Agreement if survival of such Section or subsection is expressly set forth or in otherwise consistent with the terms of this Agreement.

SECTION XV

EFFECTIVE DATE

The effective date of this Trust Agreement shall be the 16th day of September, 2011 (“Effective Date”).

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IN WITNESS WHEREOF, the undersigned have executed this Trust Agreement as of the day and year first above written.

EQUIFAX INC.

BY:

TITLE:

TRUSTEE: WELLS FARGO BANK, N.A.

BY:

TITLE:

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